UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): September 17, 2006



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________


Item 1.01  Entry into a Material Definitive Agreement.

On September 17, 2006, the Board of Directors of NIKE, Inc. (the
"Company") entered into an Employment Agreement between the Company and Adam S. Helfant, its Vice President, Global Sports Marketing.
Mr. Helfant and the Company had also previously entered into a Covenant Not to Compete and Non-Disclosure Agreement on June 29, 1999.

The following descriptions of Mr. Helfant's Employment Agreement and Covenant Not to Compete and Non-Disclosure Agreement briefly summarize the material terms and conditions and are qualified in their entirety by reference to the full text of both of the agreements, which are filed as exhibits 10.1 and 10.2 to this current report on Form 8-K.

Under the terms of Mr. Helfant's Employment Agreement, Mr. Helfant will receive an annual base salary of $800,000, $900,000, and $1,000,000 effective August 2006, 2007, and 2008 respectively. Mr. Helfant's incentive bonus target under the Company's annual Performance Sharing Plan will be 70% of his annual salary, the payout for which can be higher or lower depending on the Company's financial performance in relation to performance targets set annually by the Compensation Committee of the Board of Directors. Mr. Helfant will also receive (i) an annual award under the Company's Long-Term Incentive Plan with a target of $300,000, the payout for which can be higher or lower depending on the Company's financial performance in relation to three-year performance targets set annually by the Compensation Committee of the Board of Directors, (ii) one annual grant of 12,697 shares of restricted stock as of July 14, 2006 with a value of $1,000,000 based on the closing market price on the prior day, which will vest with respect to one-third of the shares on the first three anniversaries of the date of grant, and (iii) options to purchase 33,000, 50,000 and 50,000 shares of Class B Common Stock in fiscal years 2007, 2008 and 2009, respectively, which will vest with respect to 25% of the shares on the first four anniversaries of the date of grant. If Mr. Helfant's employment is terminated (i) without cause, or (ii) by him for good reason, he will receive continuation of his then current base salary for one year, and a one-time payment equal to 100% of his target incentive bonus for the applicable fiscal year.

Mr. Helfant's Covenant Not to Compete and Non-Disclosure Agreement contains a covenant not to compete that extends for one year following the termination of his employment with the Company. The agreement provides that if Mr. Helfant's employment is terminated, the Company will make monthly payments to him during the one-year noncompetition period in an amount equal to 1/12th of his then current annual salary. The Company may waive the covenant not to compete within 14 days of termination. If the covenant is waived, the Company will not be required to make the payments described.


Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

       10.1 Covenant Not to Compete and Non-Disclosure Agreement, dated June 29, 1999, between NIKE, Inc. and Adam
                Helfant.

       10.2 Employment Agreement, dated September 17, 2006, between NIKE, Inc. and Adam Helfant.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NIKE, Inc.
                                     (Registrant)

                                         /s/ Donald W. Blair
Date: September 21, 2006             By: _______________________________
                                             Donald W. Blair,
                                             Chief Financial Officer